                                                                     EXHIBIT 4.3

THIS WARRANT IS NOT TRANSFERABLE. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                 BEATNIK, INC.

                   SERIES C PREFERRED STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, Beatnik, Inc., a California corporation (the "Company"), hereby grants to Yahoo! Inc., a Delaware corporation (the "Warrantholder"), the right to subscribe for and purchase from the Company three hundred thirty-three thousand eight hundred eighty-eight (333,888) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Series C Preferred Stock (the "Series C Stock"), at the purchase price per share of $1.1647316 (the "Exercise Price"). This Warrant shall be exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the Launch Date as such term is defined in that certain Software and Sound Recording License and Web Site Promotions Agreement of even date herewith (the "Recording and Promotions Agreement") between the Company and Warrantholder and ending on the earlier of (i) August 20, 2001, (ii) termination by the Company following Warrantholder's breach of the Recording and Promotions Agreement pursuant to the terms of Section 13.2(d) of that Agreement and (iii) thirty (30) days from the date hereof in the event that Company terminates the Recording and Promotions Agreement pursuant to the terms of
Section 1.13 of that Agreement.

     1.   Exercise of Warrant; Limitation on Exercise; Payment of Taxes.
          -------------------------------------------------------------

     1.1  Exercise of Warrant.
          -------------------

     (a)  Cash Exercise. This Warrant may be exercised by the Warrantholder by
          -------------
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, but in no event more than five (5) business days after the date of Company's receipt of the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Series C Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise. In lieu of exercising this Warrant pursuant to
          ------------------
Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect net issue exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Series C Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

     Where X =  the number of shares of Series C Stock to be issued to
                Warrantholder under this Section 1.1(b);

           Y = the number of shares of Series C Stock otherwise purchasable under this Warrant (at the date of such calculation);

           A = the fair market value of one share of the Company's Series C Stock (at the date of such calculation);

           B = the Exercise Price (as adjusted to the date of such calculation).

     (c)  Automatic Exercise.  In the event that (a) the Warrantholder has not
          ------------------
exercised this Warrant by 11:59 p.m. on the last day of the Exercise Period and
(b) such exercise would result in the issuance of Warrant Shares to the Warrantholder based on the formula set forth for a net issue exercise in Section 1.1(b), the Warrantholder shall be deemed to have exercised this Warrant as of the close of business on such date for all of the Warrant Shares issuable upon exercise of this Warrant in accordance with the net issue exercise provision set forth in Section 1.1(b).

     (d)  Fair Market Value. For purposes of Sections 1.1(b) and 1.1(c), the
          -----------------
fair market value of Warrant Shares on the date of calculation shall mean with respect to each share of Warrant Stock:

          (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial

     "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

          (ii) if this Warrant is exercised after, and not in connection with, the Company's initial public offering, and if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market ("Nasdaq") or actively traded over-the-counter:

                 (A) if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a twenty
     (20) trading day period ending the trading day before date of exercise and
     (y) the number of shares of Common Stock into which each share of Warrant Shares is convertible on such date; or

                 (B) if the Company's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the twenty (20) trading day period ending the date before the date of exercise and (y) the number of shares of Common Stock into which each share of Warrant Shares is convertible on such date; or

          (iii) if neither (i) nor (ii) are applicable, the Market Price of the Warrant Shares as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

     1.2  Payment of Taxes. The issuance of certificates for Warrant Shares
          ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.3  Information. Upon receipt of a written request from a Warrantholder
          -----------
received before the Company's initial public offering, the Company agrees to deliver promptly to such Warrantholder a copy of its current financial statements.

     2.   Restrictions on Transfer; Restrictive Legends.
          ---------------------------------------------

     2.1  Restrictions on Transfer. If the Company has not yet completed
          ------------------------
its initial public offering, the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without the written consent of the company and without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The restriction set forth in this Section 2.1 will terminate upon the termination of the Recording and Promotions Agreement.

     2.2  Restrictive Legends. This Warrant shall (and each Warrant issued
          -------------------
in substitution for this Warrant issued pursuant to Section 5 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT IS NOT TRANSFERABLE. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (a) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (b) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     3.   Reservation and Registration of Shares, Etc.  The Company covenants
          --------------------------------------------
and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Series C Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Series C Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Series C Stock is then listed or on Nasdaq.

     4.   Representations and Covenants of Warrantholder.  This Warrant has been
          ----------------------------------------------
entered into by the Company in reliance upon the following representations and covenants of the Warrantholder.

     4.1  Investment Purpose.  The right to acquire the Warrant Shares will be
          ------------------
acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     4.2  Private Issue.  The Warrantholder understands (a) that the Warrant
          -------------
Shares issuable upon exercise of this Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (b) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 4.

     4.3  Financial Risk.  The Warrantholder has such knowledge and experience
          --------------
in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     4.4  Indefinite Holding Period.  The Warrantholder understands that it may
          -------------------------
be required to hold the Warrant Shares for an indefinite period. The Warrantholder also understands that any sale of its rights as the Warrantholder to purchase the Warrant Shares which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     4.5  Accredited Investor.  Warrantholder is an "accredited investor" within
          -------------------
the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

     5.   Exchange, Loss or Destruction of Warrant.  Upon receipt by the Company
          ----------------------------------------
of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     6.   Ownership of Warrant.  The Company may deem and treat the entity in
          --------------------
whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     7.   Certain Adjustments.
          -------------------

     7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a)  Conversion or Redemption of Series C Preferred Stock. Should all of
          ----------------------------------------------------
the Company's Series C Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company's Common Stock in accordance with the Company's Amended and Restated Articles of Incorporation, then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series C Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series C Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption.

     (b)  Stock Dividends. If at any time prior to the exercise of this Warrant
          ---------------
in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Series C Stock or (ii) the number of shares of Series C Stock shall have been increased by a subdivision or split-up of shares of Series C Stock, then, on the record date fixed for the determination of holders of Series C Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Series C Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Series C Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

     (c)  Combination of Stock. If at any time prior to the exercise of this
          --------------------
Warrant in full the number of shares of Series C Stock outstanding shall have been decreased by a combination of the outstanding shares of Series C Stock, then, immediately after the effective date of such combination, the number of shares of Series C Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Series C Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

     (d)  Reorganization, etc. If at any time prior to the exercise of this
          -------------------
Warrant in full any capital reorganization of the Company, or any reclassification of the Series C Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Series C Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Series C Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Series C Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.

     (e)  Fractional Shares. No fractional shares of Series C Stock or scrip
          -----------------
shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Series C Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Series C Stock.

     (f)  Carryover.  Notwithstanding any other provision of this Section 7, no
          ---------
adjustment shall be made to the number of shares of Series C Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than one percent (1%) of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of shares to be so delivered.

     (g)  Exercise Price Adjustment.  Whenever the number of Warrant Shares
          -------------------------
purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (h)  No Duplicate Adjustments. Notwithstanding anything else to the
          ------------------------
contrary contained herein, in no event will an adjustment be made under the provisions of this Section 7 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 7 is made by the Company.

     7.2  No Adjustment for Dividends.  Except as provided in Section 7.1, no
          ---------------------------
adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     7.3  Notice of Adjustment and Warrant Termination.  Whenever the number of
          --------------------------------------------
Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Company shall promptly mail by first class, postage prepaid mail to the Warrantholder, at least thirty (30) days before the end of the Exercise Period, notice of termination of the Exercise Period. In such an event, the Warrantholder will be bound by the provisions of Section 1.1(c).

     8.   Notices of Corporate Action.  In the event of
          ---------------------------

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Series C Stock (or other securities) shall be entitled to exchange their shares of Series C Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least twenty (20) days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     9.   Definitions.  As used herein, unless the context otherwise requires,
          -----------
the following terms have the following respective meanings:

     Business Day:  any day other than a Saturday, Sunday or a day on which
     ------------
national banks are authorized by law to close.

     Change of Control:  shall mean (a) the acquisition of the Company pursuant
     -----------------
to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation), (b) the sale of all or substantially all of the assets of the Company to any other person or (c) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different than those who held the stock immediately prior to such merger. For purposes of this definition, "group" shall have the meaning as such term is used in section 13(d)(1) under the Exchange Act.

     Company:  Beatnik, Inc., a California corporation.
     -------

     Exchange Act:  the Securities Exchange Act of 1934, as amended, or any
     ------------
successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form:  an Exercise Form in the form annexed hereto as Exhibit A.
     -------------                                                  ---------

     Exercise Price:  the meaning specified on the cover of this Warrant, as
     --------------
such price may be adjusted pursuant to Section 7 hereof.

     Nasdaq:  the meaning specified in Section 1.1(d)(ii).
     ------

     SEC:  the Securities and Exchange Commission or any other federal agency at
     ---
the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act:  the Securities Act of 1933, as amended, or any successor
     --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Warrantholder:  the meaning specified on the cover of this Warrant.
     -------------

     Warrant Shares:  the meaning specified on the cover of this Warrant,
     --------------
subject to the provisions of Section 7.

     10.  Miscellaneous.
          -------------

     10.1 Entire Agreement.  This Warrant and the Recording and Promotions
          ----------------
Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     10.2 Binding Effects; Benefits.  This Warrant shall inure to the benefit of
          -------------------------
and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     10.3 Amendments and Waivers.  This Warrant may not be modified or amended
          ----------------------
except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     10.4 Section and Other Headings.  The section and other headings contained
          --------------------------
in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     10.5 Further Assurances.  Each of the Company and the Warrantholder shall
          ------------------
do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     10.6  Notices.  All notices and other communications required or permitted
           -------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)   if to the Company, addressed to:

                   Beatnik, Inc.
                   2600 S. El Camino Real
                   San Mateo, CA 94403
                   Attention:  Alan Beban
                   Telecopier:  (650) 696-9400

           With a copy to:

                   Pillsbury Madison & Sutro LLP
                   2550 Hanover Street
                   Palo Alto, CA 94304
                   Attention:  Jorge del Calvo
                   Telecopier:  (650) 233-4545

     (b)   if to the Warrantholder, addressed to:

                   Yahoo! Inc.
                   3420 Central Expressway
                   Santa Clara, CA 95051
                   Attention:  Chief Executive Officer

           With a copy to:

                   Yahoo! Inc.
                   3420 Central Expressway
                   Santa Clara, CA 95051
                   Attention:  General Counsel
                   Fax:  (408) 731-3400

     Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     10.7  Counterparts.  This Warrant may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8  Separability.  Any term or provision of this Warrant which is invalid
           ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     10.9  Governing Law.  This Warrant shall be deemed to be a contract made
           -------------
under the laws of the State of California.

     10.10 No Rights or Liabilities as Shareholder. Except as otherwise provided
           ---------------------------------------
herein, nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a shareholder of the Company or to impose any obligations on the Warrantholder to purchase any securities whether such obligations are asserted by the Company or by creditors or shareholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated:  August 20, 1999.

YAHOO! INC.                         BEATNIK, INC.


                                       /s/ Lorraine Hariton
By____________________________      By________________________________________
          VP                             President and Chief Executive Officer
Title_________________________      Title_____________________________________

                                                                       Exhibit A
                                                                       ---------

                                 EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

     [_] herewith tenders payment for ________of the Warrant Shares to the order of Beatnik, Inc. in the amount of $__________ in accordance with the terms of this Warrant; or

     [_] herewith tenders this Warrant for __________ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of this Warrant

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  __________________.



                                    ____________________________________________
                                                (Signature)

                                    ____________________________________________
                                                (Print Name)

                                    ____________________________________________
                                                (Street Address)

                                    ____________________________________________
                                    (City)          (State)           (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                      A-1